Exhibit 99

                            Joint Filer Information

Other Joint Filers:
KKR Associates Millennium L.P.
KKR Millennium Fund L.P.
KKR 1996 GP LLC
KKR Associates 1996 L.P.
KKR 1996 Fund L.P.
Henry R. Kravis
George R. Roberts
Paul E. Raether
Michael W. Michelson

Address:
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019

Designated Filer:
KKR Millennium GP LLC
Issuer & Ticker Symbol:
Rockwood Holdings, Inc. ("ROC")
Date of Event Requiring Statement:
August 12, 2005


Signatures of Joint Filers:

KKR Associates Millenium L.P.

By: KKR Millennium GP LLC,
       its general partner


       By:             *
            ----------------------------
            Henry R. Kravis
            a member

KKR Millennium Fund L.P.

By:KKR Associates Millenium L.P.,
     its general partner

      By: KKR Millennium GP LLC,
             its general partner

             By:             *
                 -----------------------------
                 Henry R. Kravis
                 a member

KKR 1996 GP LLC
By:
                  *
      ----------------------------
      Henry R. Kravis
      a member

KKR Associates 1996 L.P.

By: KKR 1996 GP LLC,
       its general partner

       By:             *
           ----------------------------
              Henry R. Kravis
              a member

KKR 1996 Fund L.P.

By:KKR Associates 1996 L.P.,
     its general partner

      By: KKR 1996 GP LLC,
             its general partner

             By:             *
                 ----------------------------
                 Henry R. Kravis
                 a member

            *
----------------------------
Henry R. Kravis

            *
----------------------------
George R. Roberts

            *
----------------------------
Paul E. Raether

            *
----------------------------
Michael W. Michelson

*By:  /s/ William J. Janetschek
      -------------------------
William J. Janetschek, by power of attorney for all Reporting Persons
Date:  August 12, 2005